Exhibit 28(j)(ii)

Consent of Ernst & Young, LLP

 Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the EIC Value Fund (Class A, Class C, and Institutional Class) and Timberline Small Cap Growth Fund (Class A, Adviser Class, and Institutional Class) dated September 1, 2013, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the EIC Value Fund and Timberline Small Cap Growth Fund dated September 1, 2013, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 77 to File No. 333-141120; Amendment No. 79 to File No. 811-22027) of FundVantage Trust of our reports dated June 24, 2013 with respect to the financial statements and financial highlights of the EIC Value Fund and Timberline Small Cap Growth Fund, included in the 2013 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 27, 2013